Exhibit 23.1

Consent of Ernst & Young LLP,
Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation 2020 Incentive Performance Award Plan of our reports dated February 7, 2020, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Lockheed Martin Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tysons, Virginia
April 22, 2020